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                                                                     EXHIBIT 1.1



                           BARBEQUES GALORE LIMITED


                           2,350,000 Ordinary Shares


                            Underwriting Agreement



                                                   [          ], 1997


     J.P. Morgan Securities Inc.
     SBC Warburg Dillon Read Inc.
       As Representatives
       of the Several Underwriters
       Listed in Schedule I hereto
     c/o J.P. Morgan Securities Inc.
     60 Wall Street
     New York, New York 10260

     Ladies and Gentlemen:

           Barbeques Galore Limited (ACN 008 577 759), formerly The Galore Group Limited, a corporation organized under the laws applicable in the Commonwealth of Australia (the "Company"), proposes to issue and sell to the several Underwriters listed in Schedule I hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), an aggregate of 1,900,000 ordinary shares, par value A$3.64 per share (the "Ordinary Shares"), of the Company, and the shareholders of the Company named in Schedule II hereto (the "Selling Shareholders") propose to sell to the Underwriters an
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     aggregate of 450,000 Ordinary Shares.  Such Ordinary Shares to be sold by the Company and the Selling Shareholders are hereinafter referred to as the "Firm Shares." It is understood that the Firm Shares are to be represented by 2,350,000 American Depositary Shares, each representing one Firm Share (the "Firm ADSs"). Each Selling Shareholder also proposes to sell, severally and not jointly, for the sole purpose of covering over-allotments in connection with the sale of the Firm ADSs by the Underwriters, up to the number of Ordinary Shares (the "Option Shares") set forth opposite such Selling Shareholder's name on Schedule II hereto under the heading "Number of Option Shares To Be Sold" (an aggregate of up to an additional 352,500
     Ordinary Shares).   It is understood that the Option Shares are to be
     represented by 352,500 American Depositary Shares, each representing one Option Share (the "Option ADSs"). The Firm Shares and the Option Shares are hereinafter referred to collectively as the "Shares." The Firm ADSs and the Option ADSs are hereinafter referred to as the "ADSs." The ADSs will be evidenced by American Depositary Receipts ("ADRs") to be issued
     pursuant to a Deposit Agreement dated as of [         ], 1997 (the "Deposit
     Agreement"), entered into among the Company, Morgan Guaranty Trust Company of New York, as Depositary (the "Depositary") and all holders from time to time of ADRs evidencing ADSs issued thereunder.

           The Company and the Selling Shareholders are hereinafter sometimes collectively referred to as the "Sellers." All references herein to numbers of Ordinary Shares refer to the number of Ordinary Shares to be outstanding after the Reverse Share Split (as defined in the Prospectus referred to below).

           The Company has prepared and filed with the U.S. Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement on Form F-1 (File No. 333-37259), including a prospectus, relating to the Shares underlying the ADSs. The registration statement as amended at the time when it shall become effective, or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness, including in each case information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act is referred to in this Agreement as the "Registration Statement," and the prospectus in the form first used to confirm sales of ADSs is referred to in this Agreement as the "Prospectus." If the Company has filed an abbreviated registration statement to register additional Shares pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. The Company has also filed a

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     registration statement on Form F-6, as amended, (the "F-6 Registration
     Statement") relating to the ADSs.

           The Company and each of the Selling Shareholders hereby agree, severally and not jointly, with the Underwriters as follows:

           1. The Company and each of the Selling Shareholders agree, severally and not jointly, to sell the Firm Shares underlying the Firm ADSs to the several Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company and each of the Selling Shareholders at a
     purchase price of U.S.$ [     ] per Ordinary Share (equal to U.S.$[    ]
     per ADS) (the "Purchase Price") the number of Firm Shares underlying the Firm ADSs (subject to such adjustments to eliminate fractional ADSs, as you may determine) determined by multiplying the aggregate number of Firm Shares underlying the Firm ADSs to be sold by the Company and by each of the Selling Shareholders as set forth opposite their respective names in
     Schedule II hereto under the heading "Number of Firm Shares To Be Sold" by a fraction, the numerator of which is the aggregate number of Firm Shares underlying the Firm ADSs to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares underlying the Firm ADSs to be purchased by all the Underwriters from the Company and all the Selling Shareholders hereunder.

           In addition, each Selling Shareholder, severally and not jointly, agrees to issue and sell the number of Option Shares underlying the Option ADSs set forth opposite such Selling Shareholder's name in Schedule II hereto under the heading "Number of Option Shares To Be Sold," to the several Underwriters as hereinafter provided, and the Underwriters, on the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, shall have the option to purchase, severally and not jointly, from the Selling Shareholders at the Purchase Price that portion of the number of Option Shares underlying the Option ADSs as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Option Shares underlying the Option ADSs by a fraction the numerator of which is the maximum number of Option Shares underlying the Option ADSs by which such Underwriter is entitled to purchase and the denominator of which is the maximum number of Option Shares underlying the Option ADSs that all of the Underwriters are entitled to purchase hereunder, for the sole purpose of covering over-allotments (if any) in the sale of Firm ADSs by the Underwriters.

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           The Underwriters may exercise the option to purchase the Option
     Shares at any time (but not more than once) on or before the thirtieth day following the date of this Agreement, by written notice from the Representatives to the Company and the Attorneys-in-Fact (as defined below). Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full Business Day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 3 hereof). Any such notice shall be given at least two Business Days prior to the date and time of delivery specified therein. If less than all of the Option Shares are to be purchased, each of the Underwriters shall purchase Option Shares pro rata from the Selling Shareholders.

           2. The Company and the Selling Shareholders understand that the Underwriters intend (i) to make a public offering of the ADSs as soon after
     (A) the Registration Statement has become effective and (B) the parties hereto have executed and delivered this Agreement, as in the judgment of the Representatives is advisable and (ii) initially to offer the ADSs upon the terms set forth in the Prospectus.

           3. Payment for the Shares underlying the ADSs shall be made by wire transfer in immediately available funds to the account specified to the Representatives by the Company with regard to payment to the Company and by the Attorneys-in Fact, or any of them, with regard to payment to the Selling Shareholders in the case of the Firm Shares underlying the Firm
     ADSs on [        ], 1997, or, at such other time on the same or such other
     date, not later than the fifth Business Day thereafter, as the Representatives and the Company and Attorneys-in-Fact may agree upon in writing or, in the case of the Option Shares, on the date and time specified by the Representatives in the written notice of the Underwriters' election to purchase such Option Shares, which in no event shall be later than the fifth Business Day after such notice. The time and date of such payment for the Firm Shares is referred to herein as the "Closing Date" and the time and date for such payment for the Option Shares, if other than the Closing Date, are herein referred to as the "Additional Closing Date." As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City.

           Payment for the Shares underlying the ADSs to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made only against deposit of such Shares with or in the account maintained
     at Morgan Guaranty Trust Company of New York, by [               ], as
     custodian for the

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     Depositary (the "ADR Custodian"), instruction by the ADR Custodian to the
     Depositary to issue such ADSs, and delivery of ADRs evidencing all such ADSs. The ADRs shall be in definitive form and shall be registered in such names and in such denominations as the Representatives shall request in writing addressed to the Depositary not later than one full Business Day prior to the Closing Date or the Additional Closing Date, as the case may be, with any transfer or other taxes duly paid by the Company or Selling Shareholders, as the case may be, payable in connection with (i) the deposit by the Company and Selling Shareholders of the Shares underlying the ADSs with the Depositary or the ADR Custodian against the issuance of ADRs evidencing ADSs and (ii) the sale and delivery by the Company and the Selling Shareholders of the Shares underlying the ADSs to or for the account of the Underwriters. The certificates for the ADRs will be made available for inspection and packaging by the Representatives at the office of the Depositary not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date or the Additional Closing Date, as the case may be.

           4(A). The Company represents and warrants to each Underwriter that:

                     (a) no order preventing or suspending the use of any
                 preliminary prospectus has been issued by the Commission, and each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty
                             --------
                 shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter or Selling Shareholder furnished to the Company in writing by such Underwriter through the Representatives or by any Selling Shareholder, as applicable, expressly for use therein;

                     (b) no stop order suspending the effectiveness of the
                 Registration Statement or the F-6 Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission; and the Registration Statement, the Prospectus and the F-6 Registration Statement (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material

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                 respects with the Securities Act and do not and will not, as of the applicable effective date as to the Registration Statement and the F-6 Registration Statement and any amendment thereto, including the prospectus contained therein, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as of its date and as amended or supplemented, if applicable, at the Closing Date or Additional Closing Date, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing
                                            ------
                 representations and warranties shall not apply to statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter or Selling Shareholder furnished to the Company in writing by such Underwriter through the Representatives or by any Selling Shareholder, as applicable, expressly for use therein;

                      (c) the financial statements, and the related notes
                 thereto, included in the Registration Statement and the Prospectus present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and changes in their consolidated financial position for the periods specified; and said financial statements have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis, and the supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein;

                      (d) since the respective dates as of which information is
                 given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries (the "Subsidiaries"), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, shareholders' equity or results of operations of the Company and the Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus; and except as set forth or contemplated in the Prospectus neither the Company nor any of the Subsidiaries has entered into any transaction or agreement

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                 (whether or not in the ordinary course of business) material to the Company and the Subsidiaries taken as a whole;

                      (e) the Company has been duly incorporated and is validly
                 existing as a corporation formed under the laws applicable in the Commonwealth of Australia, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole;

                      (f) each of the Subsidiaries has been duly incorporated
                 and is validly existing as a corporation under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole; and all the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully-paid and non-assessable, and (except for directors' qualifying shares and except as otherwise set forth in the Registration Statement) are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims;

                      (g) this Agreement has been duly authorized, executed and
                 delivered by the Company;

                      (h) the Company has an authorized capitalization as set
                 forth in the Prospectus and such authorized capital stock conforms as to legal matters to the description thereof set forth in the Registration Statement, and all of the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Shareholders) have been duly authorized and validly issued, are fully-paid and non-assessable and are not subject to any

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                 pre-emptive or similar rights; the Shares underlying the ADSs to be issued and sold by the Company and the Selling Shareholders, including the Shares to be deposited by the Company and the Selling Shareholders with the ADR Custodian in accordance with the Deposit Agreement, have been duly authorized, and when such Shares have been so deposited and paid for by the Underwriters in accordance with the terms of this Agreement, such Shares will have been duly issued and will be fully paid and non-assessable and will conform to the descriptions thereof in the Prospectus; and, except for (i) the Convertible Notes (as described in the Prospectus) and (ii) Ordinary Shares issuable or available for grant under the Company's Executive Share Option Plan and the Company's 1997 Stock Option and Stock Issuance Plan, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interests in the Company or any of the Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such Subsidiary, any such convertible or exchangeable securities or any such right, warrants or options, in each of the foregoing cases, to which the Company is a party; the Company has not granted any preemptive or other rights to acquire the Shares or the ADSs; and to the Company's knowledge there are no restrictions on transfers of the Shares, other than pursuant to arrangements that will be terminated prior to the sale of the Shares to the Underwriters;

                      (i) upon the deposit of the Shares with the Depositary
                 pursuant to the Deposit Agreement against issuance of the ADRs evidencing the ADSs, all right, title and interest in such Shares, subject to the Deposit Agreement, will be transferred to the Depositary or its nominee, as the case may be, free and clear of all liens, encumbrances or claims;

                      (j) upon the sale and delivery of the Shares to be sold by the Company to the Underwriters, and payment therefor against deposit thereof with or in the account of the ADR Custodian
                 maintained in [             ] and delivery of ADRs evidencing
                 the ADSs as contemplated by this Agreement and the Deposit Agreement, good and valid title to the ADSs representing such Shares, free and clear of all liens, encumbrances or claims, will be transferred to the Underwriters; the ADSs to be delivered hereunder are freely

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                 transferable to or for the account of the several Underwriters;
                 upon delivery by the Depositary of the ADRs evidencing the ADSs against deposit of the Shares in accordance with the Deposit Agreement, the ADSs will be duly and validly issued; the ADSs and the ADRs conform as to legal matters to the description thereof set forth in the Registration Statement and the Prospectus in all material respects;

                      (k) the Deposit Agreement has been duly authorized,
                 executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles and to public policy principles, including but not limited to the enforceability of any indemnification provision therein;

                      (l) neither the Company nor any of the Subsidiaries is, or with the giving of notice or lapse of time or both would be,
                 (i) in violation of or in default under the Company's Memorandum and Articles of Association (collectively, the "Certificate of Incorporation") or (ii) in violation of or in default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except (x) as such violation has been waived by the parties to such agreement, and written notice given to the Underwriters and (y) for any such violation or default which has not had, and would not reasonably be expected to have, a material adverse effect on the Company and the Subsidiaries, taken as a whole (a "Material Adverse Effect"); the issue and sale of the Shares and the ADSs and the performance by the Company of its obligations under this Agreement and the Deposit Agreement, and the consummation of the transactions contemplated herein and therein will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, except for any such conflict, breach or default which could not reasonably be

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                 expected to have a Material Adverse Effect, nor will any such action result in any violation of the provisions of the Certificate of Incorporation of the Company or any applicable law or statute including, without limitation, any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the Subsidiaries or any of their respective properties; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the ADSs or the consummation by the Company of the transactions contemplated by this Agreement and the Deposit Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act and as may be required under state securities or Blue Sky laws in connection with the purchase of the Shares and distribution of the ADSs by the Underwriters;

                      (m) other than as set forth or contemplated in the
                 Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries or any of their respective properties or to which the Company or any of the Subsidiaries is or may be a party or to which any property of the Company or any of the Subsidiaries is or may be the subject which, if determined adversely to the Company or any of the Subsidiaries, could individually or in the aggregate have, or reasonably be expected to have, a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders' equity or results of operations of the Company and the Subsidiaries, taken as a whole; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                      (n) the Company and the Subsidiaries have good and
                 marketable title in fee simple to all items of real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described or referred to in the Prospectus or such as do not materially adversely affect the Company and its Subsidiaries taken as a whole and do not materially interfere with the use made or proposed to be made of such property by the

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     Company and its Subsidiaries; and any real property and buildings held under lease by the Company and the Subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as do not materially adversely affect the Company and the Subsidiaries, taken as a whole and do not materially interfere with the use made or currently proposed to be made of such property and buildings by the Company or the Subsidiaries;

          (o) no relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of the Subsidiaries, on the other hand, which is required by the Securities Act to be described in the Registration Statement and the Prospectus which is not so described;

          (p) no person has the right to require the Company to register any securities for offering and sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issue and sale of the Shares or the ADSs in the Offering, except any such rights which have been waived;

          (q) the Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

          (r) the Company is not a "passive foreign investment company" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), and the Rules and Regulations adopted thereunder;

          (s) KPMG and Horwath Sydney Partnership, who have certified certain financial statements of the Company and the Subsidiaries, are each independent public accountants as required by the Securities Act;

          (t) the Company and the Subsidiaries have filed all United States federal, state and local and all Australian federal, state and local, and all other foreign, tax returns which have been required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith; and there is

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     no tax deficiency which has been or might reasonably be expected to be asserted or threatened against the Company or any Subsidiary, except where the failure to so file or pay would not have a Material Adverse Effect;

          (u) the Company is treated as a "public company" for Australian tax law purposes;

          (v) the Company has not taken nor will it take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Ordinary Shares or the ADSs;

          (w) the unissued Ordinary Shares issuable upon conversion of the Convertible Notes to be converted by the Selling Shareholders have been duly and validly authorized and reserved for issuance, and at the time of delivery to the Underwriters with respect to such Ordinary Shares, such Ordinary Shares will be issued and delivered in accordance with the Terms and Conditions of Convertible Notes and the Galore Shareholders Deed Poll (collectively, the "Note Agreements"), except to the extent the terms of the Note Agreements have been waived, and written notice given to the Underwriters, and will be duly and validly issued, fully paid and non-assessable and will conform to the description thereof in the Prospectus;

          (x) the Convertible Notes were duly authorized and issued pursuant to the Note Agreements and constitute valid and binding obligations of the Company and the holders of the Convertible Notes are entitled to the benefits provided by the Note Agreements; the Note Agreements were duly authorized, executed and delivered and constitute valid and binding instruments enforceable in accordance with their terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Note Agreements conform in all material respects to the descriptions thereof in the Prospectus;

          (y) the Company is not, and after giving effect to the offering of the ADSs and the other transactions contemplated herein, will not be, in violation of or in default under the Note Agreements, except to the extent that such violation or default has

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     been waived by the holders of the Convertible Notes and written notice given to the Underwriters;

          (z) each of the Company and the Subsidiaries own, possess or has the right to use all material patents, patent rights, licenses, inventions, trade secrets, copyrights, trademarks, service marks, trade names, technology and know-how (the "Intellectual Property") employed by it in connection with the business conducted by it as of the date hereof;

          (aa) each of the Company and the Subsidiaries owns, possesses or has obtained all material licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all material declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, and neither the Company nor any such Subsidiary has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as described in the Registration Statement and the Prospectus; and each of the Company and the Subsidiaries is in compliance in all material respects with all laws and regulations relating to the conduct of its business as conducted as of the date hereof;

          (bb) there are no existing or, to the best knowledge of the Company, threatened labor disputes with the employees of the Company or any of the Subsidiaries which are likely to have a material adverse effect on the Company and the Subsidiaries, taken as a whole;

          (cc) the Company and the Subsidiaries (i) are in compliance in all material respects with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all material permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and
     (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental

     Laws, failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole;

          (dd) to the knowledge of the Company, there are no legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries under any Environmental Law which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Company and the Subsidiaries, taken as a whole; and

          (ee) each employee benefit plan, within the meaning of Section
     3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates, and to the best knowledge of the Company, has been maintained in compliance with its terms and the material requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code and to the extent any such plan has not been maintained in compliance with such requirements, the Company shall take corrective measures to comply with all requirements. To the best knowledge of the Company, no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption. The Company does not maintain a plan subject to Title IV of ERISA.

  (B) Each of the Selling Shareholders, solely as to himself, herself or itself, severally, and not jointly, represents and warrants to, and agrees with, each of the Underwriters that:

          (a) this Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder;

          (b) an Irrevocable Power of Attorney and Custody Agreement (with respect to each Selling Shareholder, the "Power of Attorney and Custody Agreement") has been duly executed and delivered by each Selling Shareholder and constitutes a valid and binding agreement of such Selling Shareholder in accordance with its terms;

          (c) all consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement and the Power of Attorney and Custody Agreement, and for the sale and delivery of the Shares underlying ADSs to be sold by such Selling Shareholder hereunder, have been obtained except for the registration of Shares or ADSs under the Securities Act and such as may be required under state securities or Blue Sky Laws; and such Selling Shareholder has full right, power and authority to enter into this Agreement and the Power of Attorney and Custody Agreement and to sell, assign, transfer and deliver the Shares underlying ADSs to be sold by such Selling Shareholder hereunder;

          (d) the sale of the Shares underlying ADSs to be sold by such Selling Shareholder hereunder and the compliance by such Selling Shareholder with all of the provisions of this Agreement and the Power of Attorney and Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a material breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound, or to which any of the material property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of the certificate or articles of incorporation or bylaws of such Selling Shareholder if such Selling Shareholder is a corporation, the declaration of trust or other constituent documents if such Selling Shareholder is a trust, the partnership agreement of such Selling Shareholder if such Selling Shareholder is a partnership, or any material statute or order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Shareholder or the Shares owned by such Selling Shareholder;

          (e) such Selling Shareholder will have, immediately prior to the Closing Date or Additional Closing Date, as the case may be, assuming due issuance of any Shares underlying ADSs to be issued upon conversion of Convertible Notes, good and valid title to the Shares underlying ADSs to be sold at the Closing Date or Additional Closing Date, as the case may be, by such Selling Shareholder, free and clear of all liens, encumbrances, equities or adverse claims; and, upon delivery of the certificates representing such Shares underlying ADSs and payment therefor pursuant hereto, good and valid title to such Shares underlying ADSs, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the several Underwriters;

          (f) such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Ordinary Shares or the ADSs;

          (g) all information furnished by or on behalf of such Selling Shareholder in writing for use in the Registration Statement and Prospectus is, and on the Closing Date (and the Additional Closing Date, if any) will be, true, correct, and complete, and does not, and on the Closing Date (and the Additional Closing Date, if any) will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading; and

          (h) Nothing has come to such Selling Shareholder's attention that would cause such Selling Shareholder to believe that the Registration Statement or the Prospectus (as amended or supplemented) did or will, as of the applicable effective date of the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and to such Selling Shareholder's knowledge, without independent review, the Prospectus, as amended or supplemented, if applicable, at the Closing Date or Additional Closing Date, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and such Selling Shareholder will notify the Company and you if he, she or it becomes aware of any facts which would cause this representation to be untrue.

     Each of the Selling Shareholders represents and warrants that it has appointed Robert Rankin and David East, and each of them, as such Selling Shareholder's attorneys-in-fact (the "Attorneys-in-Fact" or either one of them an "Attorney-in Fact") with authority to execute and deliver this Agreement on behalf of such Selling Shareholder, to determine the purchase price to be paid by the Underwriters to the Selling Shareholders as provided herein, to authorize the conversion of the Convertible Notes into the Shares underlying the ADSs to be sold by such Selling Shareholder hereunder and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement and the Power of Attorney and Custody Agreement.

     Each of the Selling Shareholders specifically agrees that the Shares underlying the ADSs and the irrevocable notice held in custody for such Selling Shareholder under the Power of Attorney and Custody Agreement, are subject to the interests of the Underwriters hereunder, and that the arrangements made by such Selling Shareholder for such custody, and the appointment by such Selling Shareholder of the Attorneys-in-Fact by the Power of Attorney and Custody Agreement, are to that extent irrevocable. Each of the Selling Shareholders specifically agrees that the obligations of the Selling Shareholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Shareholder, or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event. If any individual Selling Shareholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares underlying the ADSs hereunder, certificates representing the Shares underlying the ADSs shall be delivered by or on behalf of such Selling Shareholder in accordance with the terms and conditions of this Agreement and the Power of Attorney and Custody Agreement, and actions taken by the Attorneys-in-Fact pursuant to the Power of Attorney and Custody Agreement shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the custodian under the Power of Attorney and Custody Agreement, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

     5(A). The Company covenants and agrees with the several Underwriters as follows:

          (a) to use its reasonable best efforts to cause the Registration Statement to become effective at the earliest possible time and to file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act and to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c),

     14 or 15(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares underlying the ADSs and to furnish copies of the Prospectus to the Underwriters in New York City prior to 10:00 a.m., New York City time, on the Business Day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request;

          (b) to deliver, at the expense of the Company, to the Representatives, 2 signed copies of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits and documents incorporated by reference therein, and to each other Underwriter a conformed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case without exhibits or documents incorporated by reference therein and, during the period mentioned in paragraph (e) below, to each of the Underwriters as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) as the Representatives may reasonably request;

          (c) before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the Registration Statement becomes effective, to furnish to the Representatives a copy of the proposed amendment or supplement for review and not to file any such proposed amendment or supplement to which the Representatives reasonably object;

          (d) to advise the Representatives promptly, and to confirm such advice in writing (i) when the Registration Statement has become effective, (ii) when any amendment to the Registration Statement has been filed or become effective, (iii) when any supplement to the prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (v) after becoming aware, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose, (vi) after becoming aware, of the occurrence of any event, within the period referenced in paragraph (e) below, as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, and (vii) of the receipt by the Company of any notification with respect to any suspension of the qualification of the Shares or the ADSs for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any order suspending any such qualification of the Shares or the ADSs or notification of any order thereof and, if issued, to obtain as soon as possible the withdrawal thereof;

          (e) if, during such period of time after the first date of the public offering of the ADSs as in the opinion of counsel for the Underwriters a prospectus relating to the ADSs is required by law to be delivered in connection with sales by the Underwriters or any dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at the expense of the Company, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which ADSs may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

          (f) to make generally available to its security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder;

                   (g) through and until the fifth anniversary of the issuance of the ADSs, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to holders of ADSs, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange;

                   (h) for a period of 180 days after the date of the final
              prospectus relating to the initial public offering of the ADSs not to (i) offer, pledge, announce the intention to sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any ADSs or Shares or any securities convertible into or exercisable or exchangeable for ADSs or Shares or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the ADSs or Shares, whether any such transaction described in clause (i) or
              (ii) above is to be settled by delivery of Ordinary Shares or ADSs or such other securities, in cash or otherwise without the prior written consent of J.P. Morgan Securities Inc. on behalf of the Underwriters, other than the Shares to be sold hereunder and any ADSs or Ordinary Shares of the Company issued upon the exercise of options granted under existing employee stock option plans;

                   (i) to use the net proceeds received by the Company from the sale of the ADSs pursuant to this Agreement in the manner set forth under the caption "Use of Proceeds" in the Prospectus;

                   (j) to use its best efforts to list, subject to official
              notice of issuance, the ADSs on the Nasdaq Stock Market's Nasdaq National Market (the "Nasdaq National Market");

                   (k) whether or not the transactions contemplated in this
              Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of the Company's obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses of the Company (i) incident to the preparation, registration, transfer, execution and delivery of the ADSs and the Shares, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus, any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto) and the F-6 Registration Statement, (iii) incurred in connection with the registration or qualification of the ADSs and the Shares under the laws of such jurisdictions as the Representatives may designate (including reasonable fees of counsel for the Underwriters and its disbursements), (iv) in connection with the listing of the Ordinary Shares and the ADSs on any stock exchange, (v) related to the filing with, and clearance of the offering by, the National Association of Securities Dealers, Inc., (vi) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Preliminary and Supplemental Blue Sky Memoranda and the furnishing to the Underwriters and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided, (vii) incident to the preparation of ADR certificates evidencing the ADSs, (viii) in connection with preparation and execution of the Deposit Agreement (including fees and expenses of counsel to the Depositary not borne by the Depositary) other than the fees and expenses to be paid by the holders of ADSs pursuant to the provisions of the Deposit Agreement; (ix) incident to the appointment of an Authorized Agent (as defined in Section 13), (x) in connection with the costs and charges of any transfer agent or registrar, and (xi) incurred directly by the Company in connection with a "road show" presentation to potential investors;

                   (l) to file with the Commission such reports on Form SR as may be required by Rule 463 under the Securities Act; and

                   (m) so long as the Company is subject to the provisions of
              Section 13 or Section 15(d) of the Exchange Act, to file with the Commission (i) quarterly reports, which will include audited quarterly consolidated financial information on Form 6-K for the first three quarters of each fiscal year of the Company, and (ii) an annual report on Form 20-F within the time periods prescribed under Section 13 of the Exchange Act for the filing by domestic issuers of quarterly reports on Form 10-Q and annual reports on Form 10-K, respectively; provided that, if at any time the filing of any such report in such fashion is prohibited by the Commission, such report shall be submitted to the Depositary for distribution to holders of the ADSs, in lieu of filing with the Commission.

           5(B). Each of the Selling Shareholders covenants and agrees solely as to himself, herself or itself with each of the several Underwriters as follows:

                   (a) subject to certain exceptions as provided in the "lock-
              up" agreement of each Selling Shareholder referred to in Section 6(k) of this Agreement, for a period of 180 days after the date of the final prospectus relating to the initial public offering of the ADSs not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs or (ii) enter into any swap or other agreement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or ADSs, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or ADSs or such other securities, in cash or otherwise or (iii) make any demand for or exercise any right with respect to the registration of any Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares, each of the foregoing without the prior written consent of J.P. Morgan Securities Inc. on behalf of the Underwriters; and

                   (b) to deliver to the Representatives prior to or at the
              Closing Date a properly completed and executed United States Treasury Department Form W-8 or W-9, as applicable (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof), in order to facilitate the Underwriters' documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

           6. The several obligations of the Underwriters hereunder to purchase the Shares underlying the ADSs on the Closing Date or the Additional Closing Date, as the case may be, are subject to the performance by the Company and each of the Selling Shareholders of their respective obligations hereunder and to the following additional conditions:

                   (a) the Registration Statement shall have become effective
              (or if a post-effective amendment is required to be filed under the Securities Act, such post-effective amendment shall have become effective) not later than 5:00 P.M., New York City time, on the date hereof; and no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the

              Commission; the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5(a) hereof; and all requests for additional information shall have been complied with to the reasonable satisfaction of the Representatives;

                   (b) the representations and warranties of the Company and the
              Selling Shareholders contained herein are true and correct in all material respects on and as of the Closing Date or the Additional Closing Date, as the case may be, as if made on and as of the Closing Date or the Additional Closing Date, as the case may be, and each of the Company and the Selling Shareholders shall have complied in all material respects with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be;

                   (c) since the respective dates as of which information is
              given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of the Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, shareholders' equity or results of operations of the Company and the Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the ADSs on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus; and neither the Company nor any of the Subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus;

                   (d) the Representatives shall have received on and as of the
              Closing Date or the Additional Closing Date, as the case may be,
              (1) a certificate of an executive officer of the Company, with specific knowledge about the Company's financial matters, satisfactory to the Representatives to the effect set forth in subsections (a) through (c) of this Section 6 (with respect to the respective representations, warranties, agreements and conditions of the Company) of this Section and to the further effect that there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, shareholders' equity or results of operations of the Company and the Subsidiaries taken as a whole from that set forth or contemplated in the Registration Statement and (2) a certificate of the Selling Shareholders (which may be delivered on their behalf by the Attorneys-in-Fact), satisfactory to the Representatives to the effect set forth in subsection (b) of this
              Section 6 (with respect to the respective representations, warranties, agreements and conditions of the Selling Shareholders);

                   (e) Brobeck, Phleger & Harrison LLP, Freehill, Hollingdale &
              Page and Robert Gavshon, each counsel for the Company, shall have furnished to the Representatives their written opinions, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives, as set forth in Exhibits A-1, A-2 and A-3, respectively;

                   (f) Brobeck, Phleger & Harrison LLP, special counsel for
              certain Selling Shareholders resident in the United States, shall have furnished to the Representatives their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives, as set forth in Exhibit B-1, and Freehill, Hollingdale & Page and Andersen Legal, special counsel for the remaining Selling Shareholders, shall have furnished to the Representatives their written opinions, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives, each as set forth in Exhibit B-2;

                   (g) on the effective date of the Registration Statement and the effective date of the most recently filed post-effective amendment to the Registration Statement and also on the Closing Date or Additional Closing Date, as the case may be, KPMG and Horwath & Horwath shall have furnished to you letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus;

                   (h) the Representatives shall have received on and as of the
              Closing Date or the Additional Closing Date, as the case may be, an opinion of Davis Polk & Wardwell, counsel to the Underwriters, with respect to the due authorization and valid issuance of the ADSs, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                   (i) the ADSs to be delivered on the Closing Date or the
              Additional Closing Date, as the case may be, shall have been approved for quotation on the Nasdaq National Market, subject to official notice of issuance;

                   (j) on or prior to the Closing Date or the Additional Closing
              Date, as the case may be, the Company and the Selling Shareholders shall have furnished to the Representatives such further certificates and documents (not including any additional representations, warranties or covenants) which are of form and substance normally and customarily requested in a public offering transaction as the Representatives shall reasonably request;

                   (k) the "lock-up" agreements, each substantially in the form previously distributed, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Ordinary Shares or ADSs or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or Additional Closing Date, as the case may be; and

                   (l) each of the Reverse Share Split and the conversion of all
              Convertible Notes into Ordinary Shares (as contemplated in the Prospectus) shall have been validly consummated; each of the Galore Shareholders Deed Poll and the Terms and Conditions of Convertible Notes, relating to the Convertible Notes, shall have been terminated in accordance with its terms, with the Company having no further obligation thereunder or under the Convertible Notes; and the Company shall have a capitalization conforming in all material respects to the description thereof in the Prospectus.

           7. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriter or any Selling Shareholder furnished to the Company in writing by such Underwriter through the Representatives, or by such Selling Shareholder, expressly for use therein.

           Each of the Selling Shareholders severally in proportion to the number of ADSs to be sold by such Selling Shareholder hereunder agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent and only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) in reliance upon, and in conformity with, information relating to such Selling Shareholder furnished to the Company in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus. Notwithstanding any other provision of this Section 7, the liability of each Selling Shareholder to the Underwriters shall not exceed the net amount received by such Selling Shareholder (after deducting any underwriting discount) from the sale of the Shares or the ADSs pursuant to this Agreement.

           Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act and each of the Selling Shareholders to the same extent as the foregoing indemnity from the Company and the Selling Shareholders to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus.

           Each of the foregoing indemnification provisions with respect to any preliminary prospectus shall not inure to the benefit of any indemnified party on account of any loss, claim, damage or liability (including without limitation, the legal fees and other expenses incurred in connection with any suit, action proceeding or any claim asserted) if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Securities Act and the regulations thereunder and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such preliminary prospectus was corrected in the Prospectus.

           If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to the preceding paragraphs of this Section 7, such person (the "Indemnified Person") shall promptly notify the person or persons against whom such indemnity may be sought (each an "Indemnifying Person") in writing, and such Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person and not the Indemnifying Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that no Indemnifying Person shall, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters and such control persons of Underwriters shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Company, its directors, its officers who sign the Registration Statement and such control persons of the Company shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such controlling persons of Selling Shareholders, such firm shall be designated in writing by the Selling Shareholders selling the majority of the amount of Shares sold by the Selling Shareholders under this Agreement. No Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, each Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested the Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, such Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

           If the indemnification provided for in the first four paragraphs of this Section 7 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the ADSs or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Selling Shareholders and the total underwriting discounts and the commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the ADSs. The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

           The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were
                          --- ----
     treated as one entity for such purposes) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of ADSs set forth opposite their names in Schedule I hereto, and not joint.

          The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company and the Selling Shareholders set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any other person controlling the Company or the Selling Shareholders and (iii) acceptance of and payment for any of the ADSs.

          8. Notwithstanding anything herein contained, this Agreement (or the obligations of the several Underwriters with respect to the Option Shares) may be terminated in the absolute discretion of the Representatives, by notice given to the Company and the Selling Shareholders, if after the execution and delivery of this Agreement and prior to the Closing Date (or, in the case of the Option Shares, prior to the Additional Closing Date) (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange or the American Stock Exchange, the Nasdaq National Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade,
     (ii) trading of any securities of or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, in the judgment of the Representatives, makes it impracticable to market the ADSs being delivered at the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus.

          9. This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Registration Statement (or, if applicable, any post-effective amendment) by the Commission.

          If on the Closing Date or the Additional Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase ADSs which it or they have agreed to purchase hereunder on such date, and the aggregate number of ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of ADSs to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of ADSs set forth opposite their respective names in Schedule I bears to the aggregate number of Underwritten Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of ADSs that any Underwriter has
     --------
     agreed to purchase pursuant to Section 1 be increased pursuant to this
     Section 9 by an amount in excess of one-tenth of such number of ADSs without the written consent of such Underwriter. If on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase ADSs which it or they have agreed to purchase hereunder on such date, and the aggregate number of ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of ADSs to be purchased on such date, and arrangements satisfactory to the Representatives, the Selling Shareholders, and, in the case of the Closing Date, the Company, for the purchase of such ADSs are not made within 36 hours after such default, this Agreement (or the obligations of the several Underwriters to purchase the Option Shares, as the case may be) shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either you, the Selling Shareholders or, in the case of the Closing Date, the Company, shall have the right to postpone the Closing Date (or, in the case of the Option Shares, the Additional Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          10. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Selling Shareholders to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Selling Shareholders shall be unable to perform their obligations under this Agreement or any condition of the Underwriters' obligations cannot be fulfilled, the Company and the Selling Shareholders agree to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of its counsel) reasonably incurred by the Underwriters in connection with this Agreement or the offering contemplated hereunder.

          11. The Company and the Selling Shareholders (a) agree that any legal suit, action or proceeding brought by an Underwriter arising out of or relating to this Agreement, the Deposit Agreement, the Power of Attorney and Custody

     Agreement, or the transactions contemplated hereby or thereby may be instituted in any federal or state court in New York City, (b) irrevocably waive, to the fullest extent it may effectively do so, any objection (x) which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any federal or state court in New York City or (y) that any such suit, action or proceeding has been brought in an inconvenient forum, and (c) irrevocably submit to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding.

          If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in New York City on the business day preceding that on which final judgment is given. The obligation of the Company or the Selling Shareholders, as the case may be, in respect of any sum due from the Company or the Selling Shareholders, as the case may be, to the Underwriters, or of any Underwriter in respect of any sum due from such Underwriter to the Company or the Selling Shareholders, as the case may be, shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by the Underwriters, the Company or the Selling Shareholders, as the case may be, of any sum adjudged to be so due in such other currency, on which (and only to the extent that) the Underwriters, the Company or the Selling Shareholders, as the case may be, may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to the Underwriters, the Company or the Selling Shareholders, as the case may be, hereunder, the Company agrees, the Selling Shareholders agree, and each Underwriter agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Underwriters, the Company or the Selling Shareholders, as the case may be, against such loss. If the United States dollars so purchased are greater than the sum originally due to the Underwriters, the Company or the Selling Shareholders, as the case may be, hereunder, the Underwriters, the Company and the Selling Shareholders, as the case may be, agree to pay to the Company, the Selling Shareholders or the Underwriters, as the case may be, an amount equal to the excess of the dollars so purchased over the sum originally due to the Underwriters, the Company or the Selling Shareholders, as the case may be, hereunder.

          12. This Agreement shall inure to the benefit of and be binding upon the Company, the Selling Shareholders and the Underwriters, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of ADSs from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

          13. Any action by the Underwriters hereunder may be taken by the Representatives jointly or by J.P. Morgan Securities Inc. alone on behalf of the Underwriters, and any such action taken by the Representatives jointly or by J.P. Morgan Securities Inc. alone shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives, c/o J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260 (telefax:______);
     Attention: Syndicate Department. Notices to the Company shall be given to it at Barbeques Galore Limited, 15041 Bake Parkway, #A, Irvine, CA 92718, (telefax:(714) 597-2434); Attention:____________. Notices to any of the Selling Shareholders shall be given to both Attorneys-in-Fact at (i) SBC Warburg Australia, Level 25, Governor Philip Tower, 1 Farrer Place, Sydney NSW Australia 2000, Attention: Robert Rankin (telefax: (011-612) 9324-
     2424), and (ii) Andersen Legal, Level 12, 141 Walker Street, North Sydney NSW Australia 2060, Attention: David East, (telefax: (011-612) 9964-6650).

          14. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

          15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

          If the foregoing is in accordance with your understanding, please sign and return four counterparts hereof.

          Very truly yours,

          BARBEQUES GALORE LIMITED

              By:
                 -------------------------
                 Title:


          SELLING SHAREHOLDERS

              By:
                 ---------------------------
                 Name:
                 Title:


              As Attorney-in-Fact acting on
              behalf of each of the Selling
              Shareholders named in
              Schedule II to this Agreement.




          Accepted: [           ], 1997

          By: J.P. Morgan Securities Inc.

              Acting on behalf of itself and
              the several Underwriters listed
              in Schedule I hereto.

          By:
             ------------------------------
             Title:

                                  SCHEDULE I

                                                       Number of Firm
                                                         ADSs To Be
       Underwriter                                        Purchased
       -----------                                    ------------------
       J.P. Morgan Securities Inc. .................
       SBC Warburg Dillon Read Inc. ................



                                                          --------------
            Total:                                           2,350,000
                                                          ==============

                                  SCHEDULE II

                   All Share Numbers Reflect the Occurrence
                  of the Proposed 18.223-for-1 Reverse Stock
                          Split Prior to the Offering


                                         Number of Firm         Number of    Total Number of
Selling                                    Shares to Be     Option Shares       Shares To Be
Shareholders                                       Sold              Sold               Sold
============================================================================================
--------------------------------------------------------------------------------------------
Blaironia Pty Limited                            23,459             18,376            41,835
--------------------------------------------------------------------------------------------
Halcyon Pty Limited                               9,384              7,351            16,735
--------------------------------------------------------------------------------------------
Timewalk Pty Limited                             23,459             18,376            41,835
--------------------------------------------------------------------------------------------
RG Investments (Australia) Pty Limited           23,459             18,377            41,836
--------------------------------------------------------------------------------------------
Navarra Investments Pty Ltd.                       938                735             1,673
--------------------------------------------------------------------------------------------
Depofo Pty Ltd.                                   1,173                919             2,092
--------------------------------------------------------------------------------------------
Talbot Pty. Limited                               4,692              3,675             8,367
--------------------------------------------------------------------------------------------
Scelara Pty Limited                               9,384              7,351            16,735
--------------------------------------------------------------------------------------------
Borlas Pty Limited                               23,459             18,377            41,836
--------------------------------------------------------------------------------------------
Dalbrun Pty Ltd.                                  9,384              7,351            16,735
--------------------------------------------------------------------------------------------
Pesas Pty Ltd. (A/C Super Fund)                   9,384              7,351            16,735
--------------------------------------------------------------------------------------------
Rupert Baroona Pty Ltd - the Carter Account       5,865              4,594            10,459
--------------------------------------------------------------------------------------------
Nassa Investments Pty Limited                     4,692              3,675             8,367
--------------------------------------------------------------------------------------------
Shane D. Finemore                                 4,692              3,675             8,367
--------------------------------------------------------------------------------------------
Warana Holdings Pty Ltd.                         14,076             11,026            25,102
--------------------------------------------------------------------------------------------
Kelstan Pty Ltd.                                 23,459             18,377            41,836
--------------------------------------------------------------------------------------------
Kahuna Investments Pty Limited                   23,459             18,377            41,836
--------------------------------------------------------------------------------------------
Megwil Pty Ltd. A/C WPG Superfund                11,730              9,188            20,918
--------------------------------------------------------------------------------------------
Potter Warburg Nominees Pty. Limited              4,692              3,675             8,367
--------------------------------------------------------------------------------------------
Todizo Pty Limited                               21,817             17,090            38,907
--------------------------------------------------------------------------------------------
AJA Investments Pty Limited                      18,767             14,701            33,468
--------------------------------------------------------------------------------------------
National Nominees Limited                        28,151             22,052            50,203
--------------------------------------------------------------------------------------------
ANZ Nominees Limited                             41,804             32,747            74,551
--------------------------------------------------------------------------------------------
Conargo Plains Pty Ltd.                           4,692              3,676             8,367
--------------------------------------------------------------------------------------------
RJR Capital Pty Ltd.                             23,459             18,377            41,836
--------------------------------------------------------------------------------------------
Chirico Pty Ltd                                  23,459             18,377            41,836
--------------------------------------------------------------------------------------------
P.K. Capital Pty Ltd.                             6,099              4,778            10,877
--------------------------------------------------------------------------------------------
Exim Nominees Pty. Ltd.                           5,395              4,226             9,621
--------------------------------------------------------------------------------------------
Dennis Hoffman                                      216                169               385
--------------------------------------------------------------------------------------------
Joyce Hoffman                                       216                169               385
--------------------------------------------------------------------------------------------
David Katz                                        3,669              2,874             6,543
--------------------------------------------------------------------------------------------
Robert & Ann Patricia McLeod                      2,158              1,690             3,848
--------------------------------------------------------------------------------------------
Keith B. Abrams                                   2,158              1,690             3,848
--------------------------------------------------------------------------------------------
Richard Wunsh                                     1,079                845             1,924
--------------------------------------------------------------------------------------------
Patjon Pty Ltd.                                  11,631              9,111            20,742
--------------------------------------------------------------------------------------------
Alney Pty Ltd.                                    5,552              4,349             9,901
--------------------------------------------------------------------------------------------
GDL Investments Pty Ltd.                          6,079              4,762            10,841
--------------------------------------------------------------------------------------------
Australip Pty Ltd.                                5,395              4,226             9,621
--------------------------------------------------------------------------------------------
Jack Sack                                         2,158              1,690             3,848
--------------------------------------------------------------------------------------------



                                    Page 1



                                  SCHEDULE II

--------------------------------------------------------------------------------
Dresner Investments Pty Ltd.            2,158           1,690           3,848
--------------------------------------------------------------------------------
Jokari Pty Ltd.                         1,079             845           1,924
--------------------------------------------------------------------------------
David M. Schnaid                        1,407           1,102           2,509
--------------------------------------------------------------------------------
Lawrence A. Oster                         562             439           1,001
--------------------------------------------------------------------------------

                                  Exhibit A-1
                                  -----------

     Opinion of Brobeck, Phleger & Harrison LLP, as Counsel to the Company
     ---------------------------------------------------------------------

       (i) each of Barbeques Galore Inc., a California corporation, and The Galore Group (USA) Inc., a Delaware corporation (the "Material U.S. Subsidiaries"), has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation, with all requisite corporate power and authority to own its properties and conduct its business as described in the Prospectus; and to the knowledge of such counsel, based solely on a review of the certificates of public officials furnished herewith, each of the Material U.S. Subsidiaries has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole; and, to the knowledge of such counsel, all of the outstanding shares of capital stock of each Material U.S. Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims;

       (ii) to the knowledge of such counsel, there are no currently outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interests in any of the Material U.S. Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of any such Material U.S. Subsidiary, any such convertible or exchangeable securities or any such right, warrants or options;

       (iii) upon the deposit of the Shares to be sold by the Company with the Depositary pursuant to the Deposit Agreement against issuance of the ADRs evidencing the ADSs representing such Shares, all right, title and interest in such Shares, subject to the Deposit Agreement, will be transferred to the Depositary or its nominee, as the case may be, free and clear of all liens, encumbrances or claims;

       (iv) upon the sale and delivery of the Shares to be sold by the Company to the Underwriters, and payment therefor against deposit thereof with or
     in the account of the ADR Custodian maintained in [       ] and delivery of
     ADRs evidencing the ADSs representing such Shares as contemplated by the Underwriting Agreement and the Deposit Agreement, good and valid title to the

                                     A-1-1

     ADSs representing such Shares, free and clear of all liens, encumbrances or claims, will be transferred to the Underwriters; the foregoing ADSs to be delivered hereunder are freely transferable to or for the account of the several Underwriters; upon delivery by the Depositary of the ADRs evidencing such ADSs against deposit of such Shares in accordance with the Deposit Agreement, such ADSs will be duly and validly issued; the ADSs and the ADRs conform as to legal matters to the description thereof set forth in the Registration Statement and Prospectus in all material respects;

       (v) neither of the Material U.S. Subsidiaries is, or with the giving of notice or lapse of time or both would be, (i) in violation of or in default under its articles of incorporation or bylaws or (ii) in violation of or in default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed as an exhibit to the Registration Statement or listed on Annex A hereto, except (x) as such violation has been waived by the parties to such agreement, and written notice given to the Underwriters and (y) for any such violation or default which has not had, and would not reasonably be expected to have, a Material Adverse Effect; the issue and sale of the Shares to be sold by the Company and the ADSs representing such Shares and the performance by the Company of its obligations under the Underwriting Agreement and the Deposit Agreement, and the consummation of the transactions contemplated therein will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed as an exhibit to the Registration Statement or listed on Annex A hereto, except for any such conflict, breach or default which would not reasonably be expected to have a Material Adverse Effect, nor will any such action result in any violation of the provisions of the articles of incorporation or bylaws of any Material U.S. Subsidiary or any applicable California or United States federal law or statute or, to the knowledge of such counsel, any order, rule or regulation of any California or United States federal court or governmental agency or body having jurisdiction over such Subsidiaries or any of their respective properties;

       (vi) to such counsel's knowledge, no consent, approval, authorization, order, license, registration or qualification of or with any California or United States federal court or governmental agency or body is required for the issue and sale of the Shares to be sold by the Company or the ADSs representing such Shares or the consummation of the other transactions contemplated by the Underwriting Agreement and the Deposit Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act and as may be required under United States state securities or Blue Sky laws in connection with the purchase of any such Shares and distribution of any such ADSs by the Underwriters;

                                     A-1-2

       (vii) other than as set forth or contemplated in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending in the United States or, to the best of such counsel's knowledge, threatened against the Company or any of the Significant Subsidiaries (as defined in Regulation S-X) or any of their respective properties or to which the Company or any of the Significant Subsidiaries is or may be a party or to which any property of the Company or the Significant Subsidiaries is or may be the subject which, if determined adversely to the Company or any of the Significant Subsidiaries, would individually or in the aggregate have, or reasonably be expected to have, a Material Adverse Effect; and such counsel does not know of any California or United States federal statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

       (viii) the Company is not and, after giving effect to the offering and sale of the ADSs, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act;

       (ix) the Company is not a "passive foreign investment company" within the meaning of the Code and the Treasury Regulations adopted thereunder;

       (x) each of the Company and the Material U.S. Subsidiaries owns, possesses or has obtained all material California and United States federal licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all material declarations and filings with, all United States federal, state, local and other governmental authorities and all California and United States federal courts and other tribunals, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, and neither the Company nor any such Material U.S. Subsidiary has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as described in the Registration Statement and the Prospectus;

       (xi) the statements in the Prospectus under "Certain Tax Considerations -- United States Taxation" constitute a summary of the material consequences under the Code to U.S. Holders other than 10% U.S. shareholders of the acquisition, ownership and disposition of the ADSs and Ordinary Shares;

       (xii) assuming the accuracy of information furnished by or on behalf of the Underwriters for inclusion therein, the statements in the Prospectus under

                                     A-1-3

     "Description of American Depositary Receipts" and "Underwriting" and in the Registration Statement in Items 14 and 15, insofar as such statements constitute a summary of the terms of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such terms, legal matters, documents or proceedings; and

         (xiii) such counsel is of the opinion that the Registration Statement and the Prospectus and any amendments and supplements thereto (other than the financial statements and related schedules therein, and all financial, statistical, accounting and other numerical information therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and nothing has come to such counsel's attention that (other than the financial statements and related schedules therein, and all financial, statistical, accounting and other numerical information therein, as to which such counsel need express no belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and further that the Prospectus, as amended or supplemented, if applicable, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     The opinion of Brobeck, Phleger & Harrison LLP described above shall be rendered to the Underwriters. In rendering such opinion, such counsel may
     (A) limit their opinion to the federal laws of the United States of America, the laws of the State of California and the General Corporation Law of the State of Delaware and (B) rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company. With respect to the matters to be covered in subparagraph (xiii), counsel may state their opinion is based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendment or supplement thereto and review and discussion of the contents thereof but is without independent check or verification. Brobeck, Phleger & Harrison LLP standard opinion limitations will apply.

                                     A-1-4

                                  Exhibit A-2
                                  -----------

      Opinion of Freehill, Hollingdale & Page, as Counsel to the Company
      ------------------------------------------------------------------

         (i) the Company has been duly incorporated and is validly existing as a corporation formed under the laws applicable in the Commonwealth of Australia, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

         (ii) the Company is registered under the laws of New South Wales as a corporation and under the national Corporation Law of Australia is entitled to transact business in each jurisdiction in Australia;

         (iii) each of [list material Australian subsidiaries] (the "Material Australian Subsidiaries") has been duly incorporated and is validly existing as a corporation under the laws applicable in the Commonwealth of Australia, with all requisite power and authority to own its properties and conduct its business as described in the Prospectus; and is registered under the laws of its State of incorporation as a corporation and under the national Corporations Law of Australia is entitled to transact business in each jurisdiction in Australia; and no matter has come to the attention of counsel that suggests that all of the outstanding shares of capital stock of each Material Australian Subsidiary have not been duly and validly authorised and issued and are fully paid, and except for directors' qualifying shares and except as otherwise set forth in the Registration Statement, are not owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims;

         (iv) the board of directors of the Company has duly authorised and executed the Underwriting Agreement on behalf of the Company in accordance with the laws of Australia;

         (v) the Company has an authorised capitalization as set forth in the Prospectus and such authorised capital stock conforms in all material respects as to legal matters to the description thereof set forth in the Registration Statement;

         (vi) the shares of capital stock of the Company outstanding (including the Shares to be sold by the Selling Shareholders) have been duly authorised and are validly issued and fully paid; the Shares underlying the ADSs to be issued and sold by the Company and the Selling Shareholders, including the Shares to be deposited by the

                                     A-2-1

     Company and the Selling Shareholders with the ADR Custodian in accordance with the Deposit Agreement, have been duly authorised, and when such Shares have been so deposited and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, such Shares will have been duly issued and will be fully paid and will conform to the descriptions thereof in the Prospectus in all material respects; and except for Ordinary Shares issuable or available for grant under the Company's Executive Share Option Plan and the Company's 1997 Stock Option and Stock Issuance Plan, to the knowledge of such counsel, there are no currently outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interests in the Company or any of the Material Australian Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such Material Australian Subsidiary, any such convertible or exchangeable securities or any such right, warrants or options, in each of the foregoing cases, to which the Company or any of the Subsidiaries is a party; the Company has not granted any preemptive or other rights to acquire the Shares or the ADSs which are presently outstanding; and to such counsel's knowledge there are no restrictions on transfers of the Shares, other than pursuant to arrangements which counsel has been advised will be terminated prior to the sale of the Shares to the Underwriters;

         (vii) the board of directors of the Company has duly authorised and executed the Deposit Agreement on behalf of the Company in accordance with the laws of Australia, and the Deposit Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganisation, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles and to public policy principles, including but not limited to the enforceability of any indemnification provision therein;

         (viii) to such counsel's knowledge, no consent, approval, authorisation, order, license, registration or qualification of or with any Australian court or governmental agency or body is required for the issue and sale of the Shares or the ADSs or the consummation of the other transactions contemplated by the Underwriting Agreement and the Deposit Agreement;

         (ix) other than as set forth or contemplated in the Prospectus, to such counsel's knowledge, there are no legal or governmental

                                     A-2-2
     investigations, actions, suits or proceedings pending in Australia or, to the best of such counsel's knowledge, threatened against the Company or any of the Material Australian Subsidiaries or any of their respective properties or to which the Company or any of the Material Australian Subsidiaries is or may be a party or to which any property of the Company or the Material Australian Subsidiaries is or may be the subject which, if determined adversely to the Company or any of the Material Australian Subsidiaries, would individually or in the aggregate have, or reasonably be expected to have, a Material Adverse Effect; to such counsel's knowledge, no such proceedings are threatened or contemplated by Australian governmental authorities or threatened by others;

         (x) the Company is treated as a "public company" for Australian tax law purposes;

         (xi) the statements in the Prospectus under "Description of Ordinary Shares" and "Certain Tax Considerations--Australian Taxation," insofar as such statements constitute a summary of the terms of the legal matters, documents or proceedings referred to therein, are accurate as a matter of Australian law; and

         (xii) each of the Reverse Share Split and the conversion of all Convertible Notes into Ordinary Shares (as contemplated in the Prospectus) has been validly consummated; and each of the Galore Shareholders Deed Poll and the Terms and Conditions of Convertible Notes, relating to the Convertible Notes, has been terminated in accordance with its terms, with the Company having no further obligation thereunder or under the Convertible Notes.

     The opinion of Freehill, Hollingdale & Page described above shall be rendered to the Underwriters. In rendering such opinion, such counsel may rely
(A) as to matters involving the application of laws other than Australian laws, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' counsel) of other counsel reasonably acceptable to Underwriters' counsel, familiar with the applicable laws; (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company. Such counsel may limit its opinion solely to Australian laws, and express no opinion with respect to the effect or application of any other laws. Freehill, Hollingdale & Page standard opinion limitations will apply.

                                     A-2-3

                                  Exhibit A-3
                                  -----------

                   Opinion of Robert Gavshon, General Counsel
                   ------------------------------------------
                                for the Company
                                ---------------

         (i) neither the Company nor any of the Subsidiaries is, or with the giving of notice or lapse of time or both would be, (i) in violation of or in default under its articles of incorporation or bylaws or (ii) in violation of or in default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except (x) as such violation has been waived by the parties to such agreement, and written notice given to the Underwriters and (y) for any such violation or default which has not had, and would not reasonably be expected to have, a Material Adverse Effect; the issue and sale of the Shares and the ADSs and the performance by the Company of its obligations under the Underwriting Agreement and the Deposit Agreement, and the consummation of the transactions contemplated therein will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the material property or assets of the Company or any of the Subsidiaries is subject, except for any such conflict, breach or default which could not reasonably be expected to have a Material Adverse Effect, nor will any such action result in any violation of the provisions of the articles of incorporation of the Company or any Subsidiary or any applicable law or statute or, to the knowledge of such counsel, any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, such Subsidiaries or any of their respective properties;

         (ii) any real property and buildings held under lease by the Company and the Subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such property and buildings by the Company or the Subsidiaries;

         (iii) the Company is not, and after giving effect to the waiver by the holders of the Convertible Notes, the offering of the ADSs and the other transactions contemplated herein, will not be, in violation of or in default in any material respect under the Note Agreements; and

                                     A-3-1

         (iv) each of the Company and the Subsidiaries owns, possesses or has obtained all material licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all material declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, and neither the Company nor any such Subsidiary has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as described in the Registration Statement and the Prospectus; and each of the Company and the Subsidiaries is in compliance in all material respects with all laws and regulations relating to the conduct of its business as conducted as of the date of the Prospectus.

                                     A-3-2

                                  Exhibit B-1
                                  -----------

             Opinion of Brobeck, Phleger & Harrison LLP, as Counsel
             ------------------------------------------------------
                        to the U.S. Selling Shareholders
                        --------------------------------

     (i) the Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of each of the Selling Shareholders who has validly completed, executed and filed a Substitute Form W-9 (each, a "U.S. Selling Shareholder");

     (ii) an Irrevocable Power of Attorney and Custody Agreement has been duly executed and delivered by each U.S. Selling Shareholder and constitutes a valid and binding agreement of such U.S. Selling Shareholder in accordance with its terms;

     (iii) all consents, approvals, authorizations and orders under United States laws, rules and regulations necessary for the execution and delivery by each such U.S. Selling Shareholder of the Underwriting Agreement and the Power of Attorney and Custody Agreement, and for the sale and delivery of the Shares underlying ADSs to be sold by each such U.S. Selling Shareholder hereunder, have been obtained except for the registration of Shares or ADSs under the Securities Act and such as may be required under state securities or Blue Sky laws; and each such U.S. Selling Shareholder has full right, power and authority to enter into the Underwriting Agreement and the Power of Attorney and Custody Agreement and to sell, assign, transfer and deliver the Shares underlying ADSs to be sold by such U.S. Selling Shareholder thereunder;

     (iv) the sale of the Shares underlying ADSs to be sold by each such U.S. Selling Shareholder thereunder and the compliance by each such U.S. Selling Shareholder with all of the provisions of the Underwriting Agreement and the Power of Attorney and Custody Agreement and the consummation of the transactions therein contemplated will not, to the knowledge of such counsel, conflict with or result in a material breach or violation of any of the terms or provisions of, or constitute a default under, any United States statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such U.S. Selling Shareholder is a party or by which such U.S. Selling Shareholder is bound, or to which any of the material property or assets of such U.S. Selling Shareholder is subject, nor will such action result in any violation of the provisions of the certificate or articles of incorporation or bylaws of such U.S. Selling Shareholder if such U.S. Selling Shareholder is a corporation, the declaration of trust or other constituent documents if such U.S. Selling Shareholder is a trust, or the partnership agreement of such U.S. Selling Shareholder if such U.S. Selling Shareholder is a partnership, nor, to the

                                     B-1-1
knowledge of such counsel, will such action result in any violation of any material United States statute or order, rule or regulation of any United States court or governmental agency or body having jurisdiction over such U.S. Selling Shareholder or the Shares owned by such U.S. Selling Shareholder; and

     (v) each such U.S. Selling Shareholder will have, immediately prior to the Closing Date, assuming due issuance of any Shares underlying ADSs to be issued upon conversion of Convertible Notes, good and valid title to the Shares underlying ADSs to be sold at the Closing Date, by such U.S. Selling Shareholder, free and clear of all liens, encumbrances, equities or adverse claims; and, upon delivery of the certificates representing such Shares underlying ADSs and payment therefor pursuant hereto, and assuming no notice to the Underwriters of any adverse claim, good and valid title to such Shares underlying ADSs, free and clear of all liens, encumbrances or equities, will pass to the several Underwriters.

     The opinion of Brobeck, Phleger & Harrison LLP described above shall be rendered to the Underwriters. In rendering such opinion, such counsel may limit their opinion solely to the laws of the State of California, the Delaware General Corporation Law and the federal laws of the United States, and express no opinion with respect to the effect or application of any other laws.
Brobeck, Phleger & Harrison LLP standard opinion limitations will apply.

                                     B-1-2

                                  Exhibit B-2
                                  -----------

     Opinion of Freehill, Hollingdale & Page and Andersen Legal, as Counsel
     ----------------------------------------------------------------------
                          to the Selling Shareholders
                          ---------------------------

     (i) the Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of each of the Selling Shareholders who has validly completed, executed and filed a Substitute Form W-8 (each, a "Non-U.S. Selling Shareholder");

     (ii) an Irrevocable Power of Attorney and Custody Agreement has been duly executed and delivered by each Non-U.S. Selling Shareholder and constitutes a valid and binding agreement of such Non-U.S. Selling Shareholder in accordance with its terms;

     (iii) all consents, approvals, authorizations and orders under non-United States laws, rules and regulations necessary for the execution and delivery by each such Non-U.S. Selling Shareholder of the Underwriting Agreement and the Power of Attorney and Custody Agreement, and for the sale and delivery of the Shares underlying ADSs to be sold by each such Non-U.S. Selling Shareholder hereunder, have been obtained except for the registration of Shares or ADSs under the Securities Act and such as may be required under state securities or Blue Sky laws; and each such Non-U.S. Selling Shareholder has full right, power and authority to enter into the Underwriting Agreement and the Power of Attorney and Custody Agreement and to sell, assign, transfer and deliver the Shares underlying ADSs to be sold by such Non-U.S. Selling Shareholder thereunder;

     (iv) the sale of the Shares underlying ADSs to be sold by each such Non-U.S. Selling Shareholder thereunder and the compliance by each such Non-U.S. Selling Shareholder with all of the provisions of the Underwriting Agreement and the Power of Attorney and Custody Agreement and the consummation of the transactions therein contemplated will not result in any violation of the provisions of the certificate or articles of incorporation or bylaws of such Non-U.S. Selling Shareholder if such Non-U.S. Selling Shareholder is a corporation, the declaration of trust or other constituent documents if such Non-U.S. Selling Shareholder is a trust, the partnership agreement of such Selling Shareholder if such Non-U.S. Selling Shareholder is a partnership; and

     (v) each such Non-U.S. Selling Shareholder will have, immediately prior to the Closing Date, assuming due issuance of any Shares underlying ADSs to be issued upon conversion of Convertible Notes, good and valid title to the Shares underlying ADSs to be sold at the Closing Date, by such Non-U.S. Selling Shareholder, free and clear of all liens, encumbrances, equities or adverse claims;

                                     B-2-1
and, upon delivery of the certificates representing such Shares underlying ADSs and payment therefor pursuant hereto, and assuming no notice to the Underwriters of any adverse claim, good and valid title to such Shares underlying ADSs, free and clear of all liens, encumbrances or equities, will pass to the several Underwriters.

     In rendering such opinions, such counsel may rely as to matters involving the application of laws other than Australian laws, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' counsel) of other counsel reasonably acceptable to Underwriters' counsel, familiar with the applicable laws. Such counsel may limit its opinion solely to Australian laws, and express no opinion with respect to the effect or application of any other laws. _____________ standard opinion limitations will apply.


                                     B-2-2